EXHIBIT 99

FOR IMMEDIATE RELEASE

PEOPLE’S COMMUNITY BANCSHARES STOCKHOLDERS APPROVE MERGER

SARASOTA, FLORIDA- July 5, 2007 - People’s Community Bancshares, Inc., of Sarasota, Florida, and Superior Bancorp (NASDAQ: SUPR) announced today that People’s Community Bancshares, Inc. stockholders have overwhelmingly approved the merger of People’s with Superior.

"We are almost done, and we feel a great sense of accomplishment for our stockholders in putting together this partnership," said Neil D. McCurry, Jr., People’s Community Bancshares, Inc.’s President and CEO. "It is clear that our stockholders understand the value this partnership will bring to the West Coast of Florida. The additional resources that the combined company will bring to our customers will generate new revenue opportunities that we believe will increase our shareholders’ value.”

Completion of the proposed merger is scheduled during July 2007, and is subject to the usual and customary closing conditions specified in the merger agreement.

"With stockholder approval, we are now ready to move forward," said Stan Bailey, Chief Executive Officer of Superior Bancorp. "Neil McCurry and his team already have plans on how we will expand our branch offices and product offerings in Sarasota and Manatee Counties and are very committed to the idea of superior people delivering superior products that will generate superior value for customers and stockholders."

About Superior Bancorp

Superior Bancorp is a $2.4 billion thrift holding company headquartered in Birmingham, Alabama. The principal subsidiary of Superior Bancorp is Superior Bank, a southeastern community federal savings bank. Superior Bank has 60 branches with 38 locations throughout the state of Alabama and 22 locations in Florida. In addition, Superior Bank currently has 11 new branches planned for Northeast Alabama and Florida during 2007 and 2008.

Superior Bank also has loan production offices in Montgomery, Alabama and Tallahassee, Marianna and Panama City, Florida, and operates 19 consumer finance offices in Northeast Alabama as First Community Credit and Superior Financial Services.

Upon completion of the announced merger with People’s Community Bancshares, Inc., Superior Bank will become a $2.8 billion community bank with 63 banking offices from Venice, Florida to Huntsville, Alabama.

About People’s Community Bancshares, Inc.

People's Community Bank of the West Coast was founded in 1999 by Neil McCurry, President and Chief Executive Officer. Since opening in 1999, People’s Community Bank of the West Coast has grown to a $350 million asset community bank with three full service offices in downtown Sarasota, Venice and Bradenton and has developed a dedicated Homeowners' Association Department that services over 30,000 condominium and homeowner association residents throughout Manatee and Sarasota counties. Its performance would place it in the “high performing” category under the leadership of its executive management team.

Statements in this document that are not historical facts, including, but not limited to, statements concerning future operations, results or performance, are hereby identified as "forward-looking statements" for the purpose of the safe harbor provided by Section 21E of the Securities Exchange Act of 1934 and Section 27A of the Securities Act of 1933. Superior Bancorp cautions that such "forward-looking statements," wherever they occur in this document or in other statements attributable to Superior Bancorp are necessarily estimates reflecting the judgment of Superior Bancorp's senior management and involve a number of risks and uncertainties that could cause actual results to differ materially from those suggested by the "forward-looking statements." Such "forward-looking statements" should, therefore, be considered in light of various important factors set forth from time to time in Superior Bancorp's reports and registration statements filed with the SEC. While it is impossible to list all such factors that could affect the accuracy of such "forward-looking statements," some of those factors include: general economic conditions, especially in the Southeast; the performance of the capital markets; changes in interest rates, yield curves and interest rate spread relationships; changes in accounting and tax principles, policies or guidelines; changes in legislation or regulatory requirements; changes in the competitive environment in the markets served by Superior Bancorp; changes in the loan portfolio and the deposit base of Superior Bancorp; and the effects of natural disasters such as hurricanes.

Superior Bancorp disclaims any intent or obligation to update "forward-looking statements."

More information on Superior Bancorp and its subsidiaries may be obtained over the Internet, http://www.superiorbank.com or by calling 1-877-326-BANK (2265).
Superior Bancorp Contact: Tom Jung, Executive Vice President, (205) 327-3547
People’s Community Bancshares, Inc. Contact: Neil D. McCurry, Jr., President and CEO, (941) 365-5934